Exhibit 99.2

☒    Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.	Approve the issuance of shares of common stock of enherent Corp. pursuant to the Agreement and Plan of Merger, dated October 12, 2004, by and between Dynax Solutions, Inc. and enherent Corp.

FOR	WITHHELD	ABSTAIN
☐	☐	☐

2.	Approve and adopt an amendment to enherent Corp.’s certificate of incorporation to increase the total number of authorized shares of enherent Corp. voting common stock from 50,000,000 shares to 100,000,000.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Check here if you:

- plan to attend the Special Meeting	☐
- have a change of address on this card (indicate address change below)	☐

Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, executors, administrators, custodians, guardians or corporate officers should give full title.

Date                         , 200

Signature
Signature

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED

ENVELOPE. VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.    ☐

PROXY/VOTING INSTRUCTION CARD

This Proxy is solicited on behalf of the Board of Directors of enherent Corp. for the Special Meeting of Stockholders on                         .

The undersigned hereby authorizes Felicia A. Norvell and James C. Minerly, and each or any of them with power to appoint his substitute, to vote as Proxy for the undersigned at the Special Meeting of Stockholders to be held at                                                      ,                         ,                         , on                         , 200     at                     . EST, or any adjournment or postponement thereof, the number of shares which the undersigned would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where the undersigned does not specify a choice.

DETACH PROXY CARD HERE

CAUTION! PLEASE DO NOT FOLD, STAPLE, OR TEAR THIS CARD

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